UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On July 1, 2025, Unum Group (the “Company”) announced the closing of the transactions (collectively, the “Transaction”) contemplated by the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of February 26, 2025, between Unum Life Insurance Company of America (the “Ceding Company”), a Maine-domiciled insurance company and wholly-owned subsidiary of the Company, and Fortitude Reinsurance Company Ltd. (the “Reinsurer”), a reinsurance company organized under the laws of Bermuda. The Transaction and the Master Transaction Agreement were previously described in the Company’s Current Report on Form 8-K filed on February 27, 2025. In connection with the closing of the Transaction, the Ceding Company entered into a Coinsurance Agreement (the “Coinsurance Agreement”) with the Reinsurer and, for certain limited purposes, New Reinsurance Company, Ltd., a reinsurance company organized under the laws of Switzerland, pursuant to which, effective as of January 1, 2025, the Ceding Company ceded to the Reinsurer, and the Reinsurer reinsured, on a coinsurance basis, (i) a 100% quota share of a portion of the closed block individual long-term care business written by the Ceding Company, representing $3.4 billion of the Ceding Company’s long-term care statutory reserves, and (ii) a 100% quota share of the individual disability business reinsured by the Ceding Company from Provident Life and Accident Insurance Company (“PLA”), a Tennessee-domiciled insurance company and wholly-owned subsidiary of the Company, representing approximately $120 million of PLA’s in-force premium.
The foregoing description of the Coinsurance Agreement is qualified in its entirety by reference to the full text of the Coinsurance Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: July 2, 2025	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary